EXHIBIT 99.1

Upexi to Host Second Quarter 2026 Earnings Call on February 10th at 5:30 p.m. ET

TAMPA, Fla., January 29, 2026 -- Upexi, Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a leading Solana-focused digital asset treasury company and consumer brands owner, today announced that it plans to host a conference call and report its financial results for the second quarter 2026 ended December 31, 2025, on Tuesday, February 10, 2026. Additional details are available under the Investor Relations section of the Company’s website: https://ir.upexi.com/

Event:	Upexi Second Quarter 2026 Earnings Call
Date:	Tuesday, February 10, 2026
Time:	5:30 p.m. ET
Live Call:	1-877-407-9716 (U.S. Toll-Free) or 1-201-493-6779 (International)
Webcast	https://ir.upexi.com/news-events/ir-calendar

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until February 24, 2026, and can be accessed by dialing 1-844-512-2921 (U.S. Toll Free) or 1-412-317-6671 (International) and entering replay pin number: 13758450.

About Upexi, Inc.

Upexi, Inc. (Nasdaq: UPXI) is a leading digital asset treasury company, where it aims to acquire and hold as much Solana (SOL) as possible in a disciplined and accretive fashion. In addition to benefiting from the potential price appreciation of Solana - the cryptocurrency of the leading high-performance blockchain - Upexi utilizes three key value accrual mechanisms in intelligent capital issuance, staking, and discounted locked token purchases. The Company operates in a risk-prudent fashion to position itself for any market environment and to appeal to investors of all kinds, and it currently holds over two million SOL. Upexi also continues to be a brand owner specializing in the development, manufacturing, and distribution of consumer products. Please see www.upexi.com for more information.

Follow Upexi on X - https://x.com/upexitreasury

Follow CEO, Allan Marshall, on X - https://x.com/upexiallan

Follow CSO, Brian Rudick, on X - https://x.com/thetinyant

Company Contact

Brian Rudick, Chief Strategy Officer

Email: brian.rudick@upexi.com

Phone: (203) 442-5391

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

(212) 896-1254

Upexi@KCSA.com

Media Relations Inquiries

Greg or Katie @STiR-communications.com

STiR-communications.com